EXHIBIT 99.1
                                                     ============

JOHN B. SANFILIPPO & SON, INC.
NEWS RELEASE


COMPANY CONTACT:	Michael J. Valentine
                        Executive Vice President Finance
                        and Chief Financial Officer
                        847-871-6509


FOR IMMEDIATE RELEASE
THURSDAY, NOVEMBER 10, 2005


Elk Grove Village, IL, November 10, 2005 -- John B. Sanfilippo & Son, Inc. (Nasdaq: JBSS) today announced revisions to the operating results included in a previous press release covering its fiscal 2006 first quarter. The revisions, identified by the Company, relate to a journal entry which was inadvertently recorded to an incorrect account. Revised net sales for the current quarter were $138.7 million versus the previously announced amount of $138.2 million. The revised net loss for the current quarter was approximately $1.1 million or 11 cents per share diluted versus the previously announced net loss of $1.5 million or 14 cents per share diluted.


John B. Sanfilippo & Son, Inc. is a processor, packager, marketer and distributor of shelled and in-shell nuts and extruded snacks that are sold under a variety of private labels and under the Company's Fisher, Evon's, Snack 'N Serve Nut Bowl, Sunshine Country, Flavor Tree and Texas Pride brand names. The Company also markets and distributes a diverse product line of other food and snack items.



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                       JOHN B. SANFILIPPO & SON, INC.
                       ------------------------------
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                   -------------------------------------
             (Dollars in thousands, except earnings per share)

                                         For the Quarter Ended
                                        ------------------------
                                             (Unaudited)
                                     September 29,  September 23,
                                            2005           2004
                                     -------------  -------------
Net sales                                $138,658       $134,645
Cost of sales                             125,378        117,719
                                        ---------      ---------
Gross profit                               13,280         16,926
                                        ---------      ---------
Selling expenses                            9,886          9,848
Administrative expenses                     3,476          2,753
                                        ---------      ---------
                                           13,362         12,601
                                        ---------      ---------
(Loss) income from operations                 (82)         4,325
                                        ---------      ---------
Other income (expense):
  Interest expense                         (1,515)          (311)
  Rental and miscellaneous
    (expense) income, net                    (146)           176
                                        ---------      ---------
                                           (1,661)          (135)
                                        ---------      ---------
(Loss) income before income taxes          (1,743)         4,190
Income tax (benefit) expense                 (615)         1,634
                                        ---------      ---------
Net (loss) income                         $(1,128)        $2,556
                                        =========      =========
Basic <loss) earnings per share            $(0.11)         $0.24
                                        =========      =========
Diluted <loss> earnings per share          $(0.11)         $0.24
                                        =========      =========
Weighted average shares  outstanding
  -- basic                             10,580,183     10,559,224
                                       ==========     ==========
  -- diluted                           10,580,183     10,718,487
                                       ==========     ==========




                      JOHN B. SANFILIPPO & SON, INC.
                      ------------------------------
                       CONSOLIDATED BALANCE SHEETS
                       ---------------------------
                          (Dollars in thousands)


                                          (Unaudited)
                                         September 29,     June 30,
                                              2005           2005
                                         ------------     ---------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                  $3,497         $1,885
  Accounts receivable, net                   41,311         39,002
  Inventories                               198,373        217,624
  Deferred income taxes                       1,743          1,742
  Income taxes receivable                     2,067             --
  Prepaid expenses and other
   current assets                             1,573          1,663
                                          ---------       --------
                                            248,564        261,916

PROPERTIES, NET                             121,208        117,769
OTHER ASSETS                                 25,178         14,787
                                          ---------      ---------
                                           $394,950       $394,472
                                          =========      =========


                                          <Unaudited)
                                         September 29,     June 30,
                                              2005           2005
                                         ------------     ---------
LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Revolving credit facility borrowings      $35,801        $66,561
  Current maturities of long-term debt       10,638         10,611
  Accounts payable                           44,624         29,908
  Book overdraft                              9,921          3,047
  Accrued expenses                           14,398         13,230
  Income taxes payable                           --            795
                                          ---------      ---------
                                            115,382        124,152
                                          ---------      ---------
LONG-TERM LIABILITIES:
  Long-term debt                             66,781         67,002
  Retirement plan                            10,649             --
  Deferred income taxes                       6,935          7,143
                                          ---------      ---------
                                             84,365         74,145
                                          ---------      ---------
STOCKHOLDERS' EQUITY:
  Class A common stock                           26             26
  Common stock                                   81             81
  Capital in excess of par value             99,320         99,164
  Retained earnings                          96,980         98,108
  Treasury stock                             (1,204)        (1,204)
                                          ---------      ---------
                                            195,203        196,175
                                          ---------      ---------
                                           $394,950       $394,472
                                          =========      =========